Exhibit 5

                            MANAGEMENT SERVICES AGREEMENT
                            -----------------------------


                    MANAGEMENT  SERVICES AGREEMENT made as of this 21st day

          of December, 1993 by and between STAR GAS CORPORATION, a Delaware corporation with  offices at 500  Birchfield Dr., Mt.  Laurel, NJ

          08054 (the "Company")  and PETROLEUM HEAT AND POWER  CO., INC., a

          Minnesota corporation  with  offices  at  2187  Atlantic  Street,

          Stamford, CT 06902 ("Petro").


                                W I T N E S S E T H :
                                - - - - - - - - - -


                    WHEREAS,  the Company  is engaged  in  the business  of

          propane distribution; and

                    WHEREAS, the Company desires to retain Petro to provide

          executive,  financial, and managerial oversight services to it on the terms herein set forth,  and Petro has capability enabling it to provide such  services and is agreeable to  providing the same on such terms:

                    NOW,  THEREFORE,   in  consideration   of  the   mutual

          covenants herein contained, it is hereby agreed as follows:


                    1.   Term and Duties.
                         ---------------

                         For  the  ten-year period  commencing on  the date

          hereof unless  sooner terminated  pursuant to  the provisions  of paragraph 7 hereof  (the "Term"), Petro shall  provide executive,

          financial, and managerial  oversight services to the  Company and

          the Company's subsidiaries  from time to time.   It is understood

          that all persons who will provide services to the Company will be employees  of Petro  and will  also have  such other  duties with

          Petro, and that, therefore, none of said persons will devote full business time to the business of  the Company, but that they will devote thereto only  such time as  may be necessary from  time to time properly to perform their duties.


                    2.   Degree of Care.
                         --------------

                         Petro  shall use its  best efforts to  perform its

          services,  and to cause its  personnel to perform their services,

          hereunder in a  professional manner and with due  care, but shall have no liability to the Company  for any act or omission  except for wilful default or gross negligence.


                    3.   Fee.
                         ---

                         In  full consideration  and  compensation for  the

          services  to  be  furnished  by  Petro to  the  Company  and  its subsidiaries during the  Term, the Company will pay  to Petro and

          Petro will accept (i)  a basic fee of $500,000 per  year, payable in cash in equal monthly installments of $41,666.67, plus (ii) an annual  bonus fee equal to five percent  (5%) of the increase, if any,  in the EBITDA  (as defined below)  of the  Company for each fiscal year of the Company  ending during the Term beginning with the fiscal year ending September 30,  1994 over the EBITDA of the

          Company for  the twelve-month  period ended  September 30,  1993,

          payable no later than 30  days after the issuance of  the audited annual  financial  statements of  the Company  with respect  to a fiscal year, in  the case of the  bonus fee, in shares  of common stock of  the Company at  a per share  price equal to  (a)(i) the product of the EBITDA of the Company for the immediately preceding fiscal year multiplied by 5.5, (ii) minus the amount of

          Long-Term   Obligations  of  the   Company  as  defined   in  the

          Shareholder Put/Call Agreement dated as of December 21, 1993 (the

          "Put/Call  Agreement") (iii)  plus  the  amount  of  net  working capital of the Company as of the last day of the preceding fiscal year in excess of $4,000,000 and (iv) plus the amount of proceeds that would be received  by the Company from  the exercise of  all options, warrants and other rights  to purchase securities of the

          Company outstanding on the last  day of the preceding fiscal year to the  extent such shares  are included in Fully  Diluted Shares

          (as defined  below) of the  Company divided by (b)  the number of

          Fully Diluted Shares of the Company.

                         The term "Fully Diluted Shares" means with respect

          to the Company,  as of the  date of determination, the  number of shares  of  Common  Stock  of  the Company  actually  issued  and

          outstanding,   plus  the  number  of  shares  issuable  upon  the

          conversion of the 8% Cumulative Convertible Preferred Stock, plus the number  of shares of  Common Stock issuable pursuant  to that certain  option dated  as of  December  21, 1993  granted by  the

          Company  to Petro,  plus the  number  of shares  of Common  Stock issuable  pursuant to  all other  options,  warrants and  similar rights to purchase Common Stock, and plus the number of shares of

          Common Stock issuable  upon the conversion of any  other class of convertible  securities  of the  Corporation;  provided, however,

          that  only those options, warrants and similar rights to purchase shares of Common  Stock, that have an exercise price that is less than either (i) the average of the then current Put Option Price and the then current Call Option Price as set forth in the

          Shareholder Put/Call Agreement dated as of December 21, 1993 (the

          "Put/Call Agreement")  (provided, however,  that for  purposes of this calculation, Section 1.3(a)(ii)(B) of the Put/Call Agreement shall not apply) or (ii) if the  Common Stock is publicly traded,

          the average of the  last reported sales  price for the shares  of

          Common Stock for the  10 trading days preceding the date on which the option, warrant or similar  right is exercised as reported by the NASDAQ National Market System, or if  a class of stock is not included in the NASDAQ National  Market System, then on the stock exchange  or listing  service  on which  such  class is  included

          (provided, however, that if no  such sales prices exist, then the formula set  forth in (i)  above applies)  shall be deemed  to be included in this definition.

                         The term "EBITDA" means consolidated income before

          interest,   depreciation  and   amortization  and   income  taxes

          excluding gains or  losses from the sale of  assets other than in the  ordinary course of business, non-recurring gains and losses,

          extraordinary   items  and  the   costs  of   restructuring,  all

          calculated  in  accordance  with  generally  accepted  accounting

          principles  as  reported   in  the  Company's   audited  year-end

          financial statements;  provided that  consolidated income of  any other person (other than a corporation of which a majority of the capital stock having voting power under ordinary circumstances to elect  a  majority of  the  board of  directors  is owned  by the

          Company or a subsidiary) will be  included only to the extent  of

          dividends  and distributions  received by  the  Company.   EBITDA
          shall include (without  duplication) EBITDA (defined in  the same manner as  in this Agreement)  of each  business (on a  pro forma basis) which has  been acquired during the applicable fiscal year of Star Gas  using the pro forma adjustments  comparable to those customarily  made by  Petro in  reporting of its  acquisitions of businesses  on  filings  with  the  United  States  Securities  &

          Exchange   Commission   pursuant   to  the   periodic   reporting

          requirements of the Securities Exchange Act of 1934.

                         The  shares issuable in  payment of the  bonus fee

          shall be  issued when  the amount of  the bonus  fee, if  any, is calculated.

                         The Company shall also grant to Petro an option to

          purchase shares of the common  stock of the Company in accordance with, and on  the terms and  conditions set forth in,  the Option

          Agreement annexed hereto as Exhibit A.

                    4.   Expenses.
                         --------

                         (a)  During  the  Term,  the  personnel  of  Petro

          assigned to  perform duties hereunder will engage  in such travel as may be reasonably required  in connection with the performance of  those duties.  The  Company will pay  (or reimburse) all such reasonable expenses upon submission of proper documentation.

                         (b)  The Company  will pay for, or reimburse Petro

          for, all  equipment and supplies bought by Petro and specifically dedicated  to the  purposes  of  this  Agreement  (e.g.  computer

          supplies).   Petro  shall not  be  entitled to  reimbursement  of

          incidental expense  (e.g. use  of Petro's  offices) for  purposes hereof.

                         (c)  Petro will pay  all salaries, wages, bonuses,

          Blue Cross and  other insurance expenses, pension  fund payments,

          payroll  taxes and  withholding and  the like  applicable  to its employees furnishing services  hereunder, without right of  reim-

          bursement  by the  Company,  except to  the  extent specified  in

          Section 4(d) hereof.

                         (d)  The  Company shall  reimburse  Petro for  the

          actual cost of  services provided to the Company  by Petro (other than services  provided by  Irik  P. Sevin,  C. Justin  McCarthy,

          George  Leibowitz   and  George   Russell  or   their  respective

          successors  in  the  offices  of  Chairman  of  the Board,  Chief

          Executive Officer, President, Senior Vice President - Operations,

          Senior Vice  President -  Finance and  Corporate Development  and

          Senior  Vice  President  -  Marketing)  based  on  Petro's  total compensation  cost (the components of total compensation cost are set forth in Exhibit B annexed hereto) for persons providing such services and the amount of  time such employee actually spends on matters directly related to the  Company and its operations.  The reimbursement fee shall be based  on reasonable rates taking into account such employee's annual compensation from Petro; provided,

          however, that in no event  shall the amount of such reimbursement be  greater than the amount the  Company would be required to pay to an independent third party.  Petro shall maintain time records and shall provide  the Company with a monthly  statement for such

          reimbursement fee, which  the Company shall promptly pay.   After

          the financial statements  become available for the  quarter ended

          March 31 and the year ended September 30, Petro shall submit to the Company's Board of Directors the monthly statements for reimbursement  and the  supporting  records  for the  immediately preceding  six months,  which the  disinterested directors  shall

          review  as  to  reasonableness.     Annually,  the  disinterested

          directors,  with  the  assistance  of  the Company's  independent public  accountants,  shall  review  the  reasonableness  of such monthly statements.  If a majority of the disinterested directors determines  to terminate the  reimbursement of Petro  for certain services, Petro and such directors shall agree on a procedure for the orderly termination  of the provision of such  services and a reimbursement of Petro that is appropriate in the circumstances.

                         (e)  The Company will indemnify to the full extent

          permitted by  law  the personnel  of Petro  who perform  services hereunder against  any claims which  may be made against  them by reason thereof.


                    5.   Confidentiality; Propane Operations.
                         -----------------------------------

                         (a)  All business opportunities which are referred

          to  Petro during  the Term  in the propane  distribution business shall be deemed business opportunities  of the Company and not of

          Petro.   Petro  may  not  avail itself  of  any such  opportunity

          without the unanimous  vote of the disinterested  director of the

          Company.

                         (b)  The  Company   acknowledges  that   Petro  is

          engaged in  the  #2 fuel  oil business,  and also  is engaged  in

          propane  operations   in  two  locations  in  Massachusetts,  one

          location  in Connecticut and  one location  in Rhode  Island (the

          "Propane Operations") and that all persons who perform services for the Company pursuant to this Agreement will be full time employees of  Petro and that  their primary loyalty is  to Petro.

          The  mere fact of Petro's  business activities as described above and the use of such employees to perform services for Petro shall in no way give rise to  any liability of Petro or such  employees under  this Agreement.  Business opportunities which are referred to  Petro  during  the  Term  in  any  business  other  than  the

          distribution   of  propane  shall   be  deemed  to   be  business

          opportunities of Petro and not of the Company.

                    (c)   In  the event  that  Petro receives  a bona  fide

          written offer  (the "Offer") which  it desires to accept  for the

          purchase   of  some  or  all   of  its  Propane  Operations  (the

          "Disposition Propane Assets"), other than  a sale of Petro or all or substantially  all of  its assets,  Petro  shall give  written notice  to the  Board of  Directors of  the terms of  such Offer.

          Within 30 days  after the receipt of  such notice, a majority  of

          the disinterested  directors   shall notify  Petro in  writing of

          whether the Company will purchase such Propane Operations on  the terms of  such Offer.  If the Company  does not agree to purchase the Disposition  Propane Assets  on the terms  of such  Offer, or having so agreed fails to consummate such purchase within 90 days after receipt  of  such notice,  Petro may  sell the  Disposition

          Propane Assets in accordance with the terms and conditions of the

          Offer after which  this paragraph shall apply only  to any future offer to purchase other assets  of the Propane Operations as well as any Disposition Propane Assets not sold pursuant to the Offer.

                    6.   Relationship Between Parties.
                         ----------------------------

                         The parties  are not partners or  joint venturers,

          and neither shall have any power or right to incur  any liability on behalf of  the other party; provided, however, that any of the personnel of Petro elected an  officer of the Company, shall have power  to  obligate the  Company as  appropriate for  his office.

          Each party shall  discharge its own debt and  obligations without recourse against the other.


                    7.   Defaults.
                         --------

                         The following shall constitute events of default:

                         (a)  The failure of  the Company to pay  Petro any

          sums  due it  hereunder within  ten (10)  days of  written demand therefor by Petro.

                         (b)  The failure of either party  to perform, keep

          or fulfill  in any material  respect any of the  other covenants,

          undertakings,  obligations  or  conditions  set  forth  in   this

          Agreement  or  the  failure  of  Petro  to perform  the  services required under this  Agreement with the degree of  care set forth in Paragraph 2 hereof, and the continuance of such default  for a period of thirty (30) days after notice of said failure.

                         Upon  the occurrence  of  any  of  the  events  of

          default,  the non-defaulting  party may  give  to the  defaulting party notice  of intention to  terminate this Agreement  and upon the expiration of  a period of sixty  (60) days from the  date of such  notice specifying the cause  therefor and if the defaulting party shall fail  to cure such defaults before the  60 day period should expire, this Agreement shall terminate.

                         The  rights granted  hereunder  shall  not  be  in

          substitution for,  but shall  be in addition  to, any  rights and remedies  available  to  the non-defaulting  party  hereunder  by reason of applicable provisions of law.


                    8.   Waiver.
                         ------

                         The  failure  of  either party  to  insist  upon a

          strict  performance of  any of  the terms  or provisions  of this

          Agreement or  to  exercise any  option,  right or  remedy  herein

          contained,  shall  not   be  construed  as  a  waiver   or  as  a

          relinquishment  for the future  of such term,  provision, option,

          right or remedy,  but the same shall continue  and remain in full

          force and  effect.   No waiver  by either  party of  any term  or

          provision  hereof  shall  be  deemed  to  have  been  made unless

          expressed in  writing and signed by such party.   In the event of

          consent by  either party to  an assignment of this  Agreement, no further  assignment shall be made  without the express consent in writing  of such party,  unless such assignment  may otherwise be

          made  without   such  consent  pursuant  to  the  terms  of  this

          Agreement.  In the event that any portion of this Agreement shall be declared invalid by order, decree or judgment of a court, this

          Agreement  shall be  construed as  if such  portion had  not been inserted herein except when such construction would operate as an

          undue  hardship  to   Petro  or  the  Company   or  constitute  a

          substantial deviation from the general intent and purpose of said parties as reflected in this Agreement.

                    9.   Assignment.
                         ----------

                         Neither party shall assign  or transfer or  permit

          the assignment  or transfer  of this Agreement,  or it  rights or obligations  hereunder without the  prior written consent  of the other; provided, however, that the sale of  substantially all the assets of Petro  to, or the merger of Petro into, a single entity or a group of entities under common control, shall not constitute an assignment or transfer for purposes of this section.

                    10.  Miscellaneous.
                         -------------

                         (a)  Right  to Make  Agreement.   The Company  and
                              -------------------------

          Petro each warrant  that neither the execution  of this Agreement nor  the  consummation of  the  transactions  contemplated hereby shall violate any provision of law or judgment, writ, injunction,

          order  or decree of  any court  or governmental  authority having jurisdiction over the Company or Petro; result in or constitute a

          breach  under   any  indenture,  contract,  other  commitment  or

          restriction to which  either is  a party  or by  which either  is bound; or  require any  consent, vote or  approval which  has not been taken, or at  the time of the transaction involved shall not have been  given or taken.  Each party  covenants that it has and will continue to  have throughout the term of  this Agreement and any  extensions  thereof, the  full  right  to  enter  into  this

          Agreement and perform its obligations hereunder.

                         (b)  Applicable Law.    This  Agreement  shall  be
                              --------------

          construed under and shall be governed by the laws of the State of

          Delaware.

                         (c)  Notices.    Notices,   statements  and  other
                              -------

          communications to be given under the terms of this Agreement shall be in writing and delivered by hand against receipt or sent by certified or registered mail, return receipt requested:

                    To the Company:           Star Gas Corporation
                                              500 Birchfield Drive
                                              Mt. Laurel, NJ 08054

                    With Copy to:             Wilmer, Cutler & Pickering
                                              2445 M Street, N.W.
                                              Washington, D.C. 20037
                                              Attn: Richard Cass, Esq.

                    To Petro:                 Petroleum Heat and Power Co.,
                                              Inc.
                                              2187 Atlantic Street
                                              Stamford, CT 06902
                                              Attn: Irik P. Sevin

                    With Copy to:             Phillips, Nizer, Benjamin,
                                                  Krim & Ballon
                                              31 West 52nd Street
                                              New York, NY 10019
                                              Attn: Alan Shapiro, Esq.

                    With Copy to:             The Prudential Insurance
                                              Company of America
                                              c/o Prudential Financial
                                              Restructuring Group
                                              Four Gateway Center-9th Fl.
                                              100 Mulberry Street
                                              Newark, NJ 07102-4069
                                              Attn:  Managing Director
                                              Fax:  201-802-2662

                    With Copy to:             Willkie Farr & Gallagher
                                              One Citicorp Center
                                              153 East 53rd Street
                                              New York, NY  10022-4669
                                              Attn: Duncan Stewart, Esq.
                                              Fax:  212-821-8111

                    With Copy to:             First Reserve Corporation
                                              475 Steamboat Road
                                              Greenwich, CT 06830
                                              Attn:  William E. Macaulay


                         (d)  Entire Agreement.   This  Agreement, together
                              ----------------

          with other writings signed by  the parties expressly stated to be supplementing hereto and together with any instruments to be executed and delivered pursuant to this Agreement, constitutes the entire agreement between the parties and supersedes all prior understandings and writings.


                    IN WITNESS WHEREOF, the parties hereto have caused this

          Agreement to be executed by their duly authorized officers on the year and day first above written.


                                        PETROLEUM HEAT AND POWER CO., INC.


                                        By:  /s/ George Leibowitz
                                           -------------------------
                                             George Leibowitz
                                             Senior Vice President


                                        STAR GAS CORPORATION


                                        By:  /s/ Robert M. Cherry
                                           -------------------------
                                              Name:  Robert M. Cherry
                                              Title: Senior Vice President

                                                EXHIBIT A






   Neither this Option, nor the shares of Common Stock issuable upon its exercise, have been registered under the Securities Act of 1933, as amended. This Option has been, and the shares of Common Stock issuable upon its exercise will be, acquired for investment. This Option may not be sold, transferred, pledged, hypothecated or otherwise disposed of except in accordance with the terms hereof and except pursuant to an effective registration statement under the Securities Act of 1933, as amended, or an opinion of counsel, in form and substance satisfactory to the Company, to the effect that registration is not then required under such Act.



                               Option


       To Purchase 500,000 shares of Class A Common Stock of

                        STAR GAS CORPORATION

                         December 21, 1993


        THIS IS TO CERTIFY THAT Petroleum Heat and Power Co., Inc. is entitled to purchase from Star Gas Corporation, a Delaware corporation, (the "Company") at any time after December 21, 1993, until 5:00 P.M., New York time, on December 20, 1998 (the "Expiration Date"), Five Hundred Thousand (500,000) shares (subject to adjustment as provided in Article Four hereof) of Class A Common Stock, par value $.10 per share, of the Company, at the Purchase Price (defined below) subject to exercise of the other appurtent rights, powers and privileges, all on the terms and conditions hereinafter provided.

   1.   Certain Definitions

        For all purposes of this Option, unless the context otherwise requires:

        Act

        The term "Act" means the Securities Act of 1933, as amended, or any similar Federal statute, and the rules and regulations of the Securities and Exchange Commission thereunder, all as the same shall be in effect at the time.

        Affiliate

        The term "Affiliate", as it applies to the Optionholder, means an individual, corporation, partnership or other entity which controls, is controlled by, or is under common control with, the Optionholder.


        Shares of Common Stock

        The term "shares of Common Stock" means the Company's shares of Class A Common Stock, par value $.10 per share, and any capital stock into which such shares of Common Stock may thereafter have been changed, and for purposes of Article Four shall also include capital stock of the Company or any class of the Company's securities thereafter authorized which ranks, or is entitled to a participation, as to assets or dividends, substantially on a parity with the shares of Common Stock.

        Company

        The term "Company" means Star Gas Corporation, a Delaware corporation.

        Expiration Date

        The term "Expiration Date" means 5:00 P.M., New York time, on December 20, 1998.

        Number of Option Shares

        The term "number of Option Shares" has the meaning assigned to it in Article Four hereof.

        Optionholder

        The term "Optionholder" means Petroleum Heat and Power
   Co., Inc.

        Options

        The term "Options" means this Option and all Options issued in substitution, combination or subdivision thereof. All Options shall at all times be identical as to terms and conditions and expiration date, except as to the number of shares of Common Stock for which they may be exercised and except as otherwise required by this Option or as otherwise agreed to by the Company and the Optionholder.

                                -2

        Option Shares

        The term "Option Shares" means the shares of Common Stock issuable upon the exercise of the Options.

        Purchase Price

        The term "Purchase Price" means $9.9031 per share as adjusted pursuant to Article Four hereof.

   2.  Exercise of Option

        2.1  Manner of Exercise

        Until the Expiration Date, the Optionholder may exercise this Option in whole at any time or in part from time to time for the purchase of the number of shares of Common Stock which such Optionholder is then entitled to purchase hereunder, at the Purchase Price per Common Share determined in accordance with the provisions hereof.

        In order to exercise this Option, in whole or in part, the Optionholder shall deliver on the exercise date to the Company at its principal office or such other office or agency designated by it for such purpose, (a) written notice of the Optionholder's election to exercise this Option, which notice shall specify the number of shares of Common Stock to be purchased, (b) cash or a certified or bank check payable to the order of the Company in an amount equal to the Purchase Price of the number of shares of Common Stock being purchased and (c) this Option.

        Upon receipt of the materials delivered by the Optionholder under this section, the Company shall, as promptly as practicable, execute and deliver, or cause to be executed and delivered, to the Optionholder a certificate or certificates representing the aggregate number of shares of Common Stock specified in such notice. The certificate or certificates so delivered shall be in such denomination or denominations as may be specified in such notice and shall be registered in the name of the Optionholder or, subject to Article Three, such other name as shall be designated (together with an address) in such notice.

        Such certificate or certificates shall be deemed to have been issued and the Optionholder or any other person so designated to be named therein shall be deemed to have become a holder of record of such shares of Common Stock as of the date such notice and payment is received by the Company as aforesaid if this Option has been exercised in compliance with the above provisions. If this Option shall have been exercised only in part, the Company shall, at the time of delivery of such certificate or certificates, deliver to the Optionholder a new Option evidencing the rights of the holder to purchase the remaining shares of Common Stock called for by this Option, which new Option shall in all other respects, except as provided in Article Three, be identical with this Option, or, at the request of the Optionholder, appropriate notation may be made on this Option and the same returned to such holder. The Company shall pay all expenses, taxes and other charges payable in connection with the preparation, issuance and delivery of share certificates under this section, except that, in the case such share certificates shall be registered in a name or names other than the name of the Optionholder, funds sufficient to pay all share transfer taxes which shall be payable upon issuance of such share certificate or certificates shall be paid by the Optionholder at the time the notice of exercise hereinabove mentioned is delivered to the Company.

        2.2  Option Shares Fully Paid

        All Option Shares shall be, when issued, duly authorized, validly issued, fully paid and non-assessable.

        2.3  Fractional Shares

        The Company shall not be required upon the exercise of this Option to issue a certificate representing any fraction of a share of Common Stock, but, at the option of the Company, in lieu of issuing such a fractional share, may pay for such fraction of a share at the Purchase Price in effect on the date of such exercise of this Option.

   3.  Transferability; Compliance With Securities Act

        3.1  Restrictive Legend

        Unless otherwise not required by this Article Three, each certificate for Option Shares initially issued upon the exercise of this Option, and each certificate for shares of Common Stock issued to a subsequent transferee of any such certificate, shall be stamped or otherwise imprinted with a legend in substantially the following form:

        The shares of Common Stock represented by this certificate have not been registered under the Securities Act of 1933, as amended, and may not be sold, transferred, pledged, hypothecated or otherwise disposed of except in accordance with the terms hereof and except pursuant to an effective registration statement under such Act and any applicable state securities laws, or an opinion of counsel, in form and substance satisfactory to the Company, to the effect that such registration is not then required.

        3.2  Restriction On Transferability

        The Options shall not be transferable. The Option Shares shall be freely transferable except to the extent limited by law or by any agreement among shareholders of the Company.

   4.  Adjustments To Purchase Price And Number of Option Shares

        The Purchase Price and the number of Option Shares purchasable hereunder (such number, as in effect from time to time, being hereinafter called the "number of Option Shares"), as specified in this Option, shall be subject to adjustment from time to time as follows:

        4.1 Dividends and Reclassifications. In case the Company shall (i) declare a dividend, or make a distribution, on its outstanding shares of Common Stock in shares of its Common Stock, (ii) subdivide or reclassify its outstanding Common Stock into a greater number of shares or (iii) combine or reclassify its outstanding Common Stock into a smaller number of shares, the number of Option Shares in effect at the time of the record date for such dividend or distribution or subdivision or combination, or the effective date thereof if no record date is fixed therefor, shall be proportionately adjusted so that the holder of any Option surrendered for exercise immediately after the time of such record date or such effective date (if no record date is fixed) shall be entitled to receive the number of Option Shares which such holder would have owned or been entitled to receive had the Option been exercised immediately prior to such time. Adjustment in the Purchase Price shall be made successively whenever any event specified above shall occur.

        4.2 Liquidating Dividends. In the event that the Company shall make any distribution of its assets upon or with respect to its Common Stock, as a liquidating or partial liquidating dividend, or other than as a dividend payable out of earnings or any surplus legally available for dividends under the laws of the state of incorporation of the Company, the Optionholder shall, upon the exercise of the Option after the record date for such distribution or, in the absence of a record date, after the date of such distribution, receive, in addition to the Option Shares, the amount of such assets (or, at the option of the Company, a sum equal to the value thereof at the time of distribution as determined by the Board of Directors in its sole discretion) which would have been distributed to the Optionholder if it had exercised the Option immediately prior to the record date for such distribution, or in the absence of a record date, immediately prior to the date of such distribution.

        4.3 Adjustment of Purchase Price. Upon each adjustment of the number of Option Shares pursuant to this Article, the Purchase Price shall be adjusted to equal the amount obtained by multiplying the Purchase Price in effect immediately prior to such adjustment by a fraction, the numerator of which equals the number of Option Shares in effect prior to such adjustment and the denominator of which equals the number of Option Shares in effect after such adjustment.

        4.4  Miscellaneous Matters.

             4.4.1 No adjustment of the Purchase Price shall be made if the amount of such adjustment shall be less than one percent of the then Purchase Price, but in such case any adjustment that would otherwise be required then to be made shall be carried forward and shall be made at the time of and together with the next subsequent adjustment which, together with the next subsequent adjustment which, together with any adjustment so carried forward, shall amount to not less than one percent of the then Purchase Price.

             4.4.2 The certificate of any independent firm of public accountants of recognized standing selected by the Board of Directors shall be conclusive of the correctness of any computation made under this Article.

             4.4.3 Whenever any adjustment is required in the then Purchase Price, the Company shall forthwith (i) prepare a statement describing in reasonable detail the adjustment and the method of calculation used and (ii) cause a copy of such statement to be mailed to the Optionholder.

             4.4.4 The Company shall at all times reserve and keep available out of its authorized shares of Common Stock the full number of Option Shares into which all Options from time to time outstanding are exercisable. If at any time the number of authorized and unissued shares of Common Stock shall not be sufficient to effect the exercise this Option at the Purchase Price then in effect, the Company shall take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized Common Stock to such number of shares as shall be sufficient for such purpose.

             4.4.5 In case of any reclassification of or change in the outstanding shares of Common Stock (other than a change in par value, or a change from no par to par value or from par value to no par value) or in the case of any consolidation of the Company with, or merger of the Company into, another corporation (other than a consolidation in which the Company is the continuing corporation and which does not result in any reclassification of or change in the outstanding shares of Common Stock), or in case of any sale or conveyance to another corporation of all or substantially all the assets of the Company, the Optionholder shall have the right to exercise such Option into the kind and amount of shares and other securities and property receivable upon such reclassification, change, consolidation, merger, sale or conveyance by a holder of the number of shares of Common Stock into which the Option could have been exercised immediately prior to such reclassification, change, consolidation, merger, sale or conveyance. After such reclassification, change, consolidation, merger, sale or conveyance, adjustments of the Purchase Price shall be as nearly equivalent as may be practicable to the adjustments of the Purchase Price provided for herein.

        The Company and any successor shall not effect any such consolidation, merger, sale or conveyance of property as an entirety with or to another corporation unless and until such other corporation shall agree to deliver to the Optionholder, upon the exercise of the Option, such shares, securities and property which, in accordance with the foregoing provisions, such Optionholder shall have the right to receive. Successive reclassifications, changes, consolidations, mergers, sales or conveyances and adjustments of Purchase Price shall be similarly treated.

        Immediately before any such consolidation, merger, sale or conveyance of property as an entirety with or to another corporation the Company shall pay to the Optionholder an amount of cash equal to the number of Option Shares multiplied by the difference between (a) the cash or fair value of any property or securities to be received by a holder of a share of Common Stock pursuant to any such consolidation, merger, sale or conveyance of property and (b) the Purchase Price.

   5.   Notice Of Certain Events.

        In case at any time on or after the date hereof:

        (a) there shall be any capital reorganization or reclassification of the shares of Common Stock (other than a subdivision or combination of its outstanding shares of Common Stock and other than a change in the par value or the shares of Common Stock, or a change from par value to no par value or from no par value to par value), or any consolidation or merger to which the Company is a party and for which approval of any shareholders of the Company is required, or any sale or transfer of all or substantially all the assets of the Company; or

        (b) there shall be a voluntary or involuntary dissolution, liquidation or winding up of the Company;

   then the Company shall cause to be delivered to each Optionholder, as promptly as possible but in any event at least 10 days prior to the applicable date hereinafter specified, a notice stating the date on which such reorganization, reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding up is expected to become effective, and the date as of which it is expected that holders of shares of Common Stock of record shall be entitled to exchange their shares of Common Stock for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding up is expected to become effective, and the date as of which it is expected that holders of shares of Common Stock of record shall be entitled to exchange their shares of Common Stock for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding up.

   6.  Limitation of Liability

        No provision hereof, in the absence of affirmative action by the Optionholder to purchase shares of Common Stock, and no mere enumeration herein of the rights and privileges of the Optionholder, shall give rise to any liability of such Optionholder for the Purchase Price or as a shareholder of the Company, whether such liability is asserted by the Company or by creditors of the Company.

   7.   Miscellaneous Provisions

        7.1 Notices and Demands on Company and Optionholder. Any notice or demand which by any provision of this Option is required or permitted to be given or served may be given or served by being deposited postage prepaid, registered or certified mail, return receipt requested, in a post office letter box addressed (until another address of the Company is given by the Company to the Optionholder) as follows: if to the Company, then to Star Gas Corporation, 500 Birchfield Drive, Mt. Laurel, New Jersey 08054; if to the Optionholder, then to Petroleum Heat and Power Co., Inc., Davenport Street, Stamford, Connecticut 06094, Attn: George Leibowitz, Senior Vice President. All notices shall be deemed to have been given upon delivery or mailing thereof.

        7.2 Amendments And Waivers. Any term of this Option may be changed, waived, discharged or terminated only be a written consent of the Company and the Optionholder.

        7.3 Laws Of Delaware To Govern. This Option shall be deemed to be a contract made under the laws of the State of Delaware and for all purposes shall be governed by and construed in accordance with the internal laws of such State.

        7.4 Effect Of Headings. The Article and Section headings herein are for convenience only and shall not affect the construction hereof.

        IN WITNESS WHEREOF, the Company has caused this Option to be signed in its name by a duly authorized officer and attested by its Secretary or Assistant Secretary.


   Dated: December 21, 1993

                                    STAR GAS CORPORATION



                              ___________________________________
                                 Name:
                                 Title:

   ATTEST:


   ____________________________
   Name:
   Title:

                         EXHIBIT B - TOTAL COMPENSATION COST

                    The amount of compensation shown in the employee's Form W-2 plus the following:

                    employer's share of FICA tax
                    federal unemployment tax
                    state unemployment tax
                    state disability tax
                    employee group insurance benefits
                    retirement benefits
                    expenses of a similar nature